UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2012 (December 17, 2012)

CHINA GROWTH EQUITY INVESTMENT LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	001-35192	n/a
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer ID Number)

CN11 Legend Town, No. 1 Balizhuangdongli Chaoyang District, Beijing, PRC	100025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 86-10-6550-3186

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02. Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Interim Review.

On December 17, 2012, the board of directors and the audit committee of China Growth Equity Investment Ltd. (the “Company”) determined, based on the recommendation of management, and after consulting with its independent auditor, Crowe Horwath LLP that the Company should have accounted for its outstanding warrants as a derivative liability due to a restructuring provision contained in the warrants, instead of accounting for the warrants as a component of equity. As a result of this provision, the Company will be restating its consolidated financial statements for the years ended December 31, 2011 and the unaudited interim financial statements for the periods ended March 31, 2012, June 30, 2012 and 2011 and September 30, 2012 and 2011, respectively, to reflect the Company’s warrants as a derivative liability with changes in the fair value recorded in the current period earnings.

The board of directors approved, authorized and directed the restatement of the financial statements for the periods stated above, and the filing of this Current Report on Form 8-K. The Company will file an amended Annual Report on Form 10-K for the year ended December 31, 2011 and Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2012, June 30, 2012 and September 30, 2012, which will contain restated financial statements, as soon as practicable.

The Company’s executive officers have discussed the matters disclosed in this Form 8-K with Crowe Horwath LLP.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

Dated:   December 18, 2012

China Growth Equity Investment Ltd.

By:	/s/Jin Shi
Jin Shi
Chief Executive Officer and Director